UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6244 185th Avenue NE, Suite 100

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MVIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2019, MicroVision, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Shmuel Farhi (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor 3,044,140 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for an aggregate purchase price of $2,000,000. The sale of the Shares pursuant to the Subscription Agreement is expected to close on or about July 26, 2019.

The Company intends to use the net proceeds from the sale of the Shares for general corporate purposes.

The Shares are being issued and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-228113) declared effective by the Securities and Exchange Commission (the ‘SEC”) on November 13, 2018. A prospectus supplement relating to the sale of the Shares will be filed with the SEC.

A copy of the opinion of Ropes & Gray LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the issuance and sale of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Ropes & Gray LLP.

10.1	Subscription Agreement, dated July 23, 2019, by and between MicroVision, Inc. and the Investor.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ David J. Westgor
David J. Westgor Vice President, General Counsel & Secretary

Date: July 23, 2019